Continental Assurance Company

Separate Account (B)

Annual Meeting of Participants


On Friday, May 11, 2007, the Annual Meeting of Participants was held in Room 203 South at CNA Center, 333 South Wabash Avenue, Chicago Illinois 60604.

The following 7 matters were voted upon at the Annual Meeting:

1.	Election of Committee Members:
_____________________________________

The Participants elected Committee Members to serve until the next Annual Meeting of the Participants and until their successors shall have been elected and qualified. Management nominated the following individuals for election as Committee Members to serve until the next Annual Meeting of Participants and until their successors are elected and have qualified:

                          Richard T. Fox;
                          Dennis R. Hemme;
                          Marilou R. McGirr;
                          Petrine J. Nielson; and
                          Peter J. Wrenn.

There were no other nominees. Each of above nominees received not fewer than 879,989 votes. The minimum percentage for such nominees was 94.50% of the total shares present. As such, the above persons were elected to serve as Committee Members of the Separate Account until the next Annual Meeting of the Participants and until their successors shall have been elected and qualified. The above Committee Members are the same Committee Members who were currently in office. There are no other Committee Members.

2.	Approval of the Second Restated and Amended Investment Advisory
_______________________________________________________________________
        Agreement with Continental Assurance Company:
        ____________________________________________

The Participants voted on whether or not to approve the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company. 835,066 units were voted by proxy for the approval of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company, 17,628 units were voted against the approval of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company, and 78,497 units abstained. The votes in favor of the approval of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company represent 89.68% of the votes. Given the voting results, the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company was approved. As such, the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company will continue from year to year, unless sooner terminated, subject to annual approval by the Committee for the Separate Account of Continental Assurance Company, including a majority of the Committee Members who are not 'interested persons' as defined in the Investment Company Act of 1940.



3.	Approval of the Revision to Fundamental Investment Policy 9.
____________________________________________________________________
        Regarding Investments in Investment Companies:
        _____________________________________________

The Participants voted on whether or not to approve the Revision to Fundamental Investment Policy 9. Regarding Investments in Investment Companies. 819,233 units were voted by proxy for the approval of the Revision to Fundamental Investment Policy 9. Regarding Investments in Investment Companies, 38,425 units were voted against the approval of the Revision to Fundamental Investment Policy 9. Regarding Investments in Investment Companies, and 73,533 units abstained. The votes in favor of the approval of the Revision to Fundamental Investment Policy 9. Regarding Investments in Investment Companies represent 87.97% of the votes. Given the voting results, the Revision to Fundamental Investment Policy 9. Regarding Investments in Investment Companies was approved.

4.	Approval of the Revision to Fundamental Investment Policy 5.
____________________________________________________________________
        Regarding Investment Limitations:
        ________________________________

The Participants voted on whether or not to approve the Revision to Fundamental Investment Policy 5. Regarding Investment Limitations. 790,157 units were voted by proxy for the approval of the Revision to Fundamental Investment Policy 5. Regarding Investment Limitations, 46,788 units were voted against the approval of the Revision to Fundamental Investment Policy 5. Regarding Investment Limitations, and 94,246 units abstained. The votes in favor of the approval of the Revision to Fundamental Investment Policy 5. Regarding Investment Limitations represent 84.85% of the votes. Given the voting results, the Revision to Fundamental Investment Policy 5. Regarding Investment Limitations was approved.

5.	Approval of the Revision to Fundamental Investment Policy 8.
___________________________________________________________________
        Regarding Investments in Futures and Swap Contracts:
        ___________________________________________________

The Participants voted on whether or not to approve the Revision to Fundamental Investment Policy 8. Regarding Investments in Futures and Swap Contracts. 791,515 units were voted by proxy for the approval of the Revision to Fundamental Investment Policy 8. Regarding Investments in Futures and Swap Contracts, 63,554 units were voted against the approval of the Revision to Fundamental Investment Policy 8. Regarding Investments in Futures and Swap Contracts, and 76,122 units abstained. The votes in favor of the approval of the Revision to Fundamental Investment Policy 8. Regarding Investments in Futures and Swap Contracts represent 85.00% of the votes. Given the voting results, the Revision to Fundamental Investment Policy 8. Regarding Investments in Futures and Swap Contracts was approved.

6.	Approval of the Revision to Fundamental Investment Policy 14.
_____________________________________________________________________
        Regarding Borrowing Money:
        _________________________

The Participants voted on whether or not to approve the Revision to Fundamental Investment Policy 14. Regarding Borrowing Money. 764,075 units were voted by proxy for the approval of the Revision to Fundamental Investment Policy 14. Regarding Borrowing Money, 84,420 units were voted against the approval of the Revision to Fundamental Investment Policy 14. Regarding Borrowing Money, and 82,696 units abstained. The votes in favor of the approval of the Revision to Fundamental Investment Policy 14. Regarding Borrowing Money represent 82.05% of the votes. Given the voting results, the Revision to Fundamental Investment Policy 14. Regarding Borrowing Money was approved.

7.	Ratification of the Committee Members' selection of Deloitte &
______________________________________________________________________
        Touche LLP to serve as independent public accountants for the Separate
        ______________________________________________________________________

        Account for the fiscal year ending December 31, 2007:
        ____________________________________________________

The Participants voted on whether or not to ratify the Committee Members' selection of Deloitte & Touche LLP to serve as independent public accountants for the Separate Account for the fiscal year ending December 31, 2007. 846,442 units were voted by proxy for the ratification of the Committee Members' selection of Deloitte & Touche LLP to serve as independent public accountants for the Separate Account for the fiscal year ending December 31, 2007, 11,382 units were voted against said selection and 73,367 units abstained. The votes in favor of the Committee Members' selection of Deloitte & Touche LLP to serve as independent public accountants for the Separate Account for the fiscal year ending December 31, 2007 represent 90.90% of the votes. As such, the Committee Members' selection of Deloitte & Touche LLP to serve as independent public accountants for the Separate Account for the fiscal year ending December 31, 2007 was ratified.

There being no further business, the meeting was adjourned.